Exhibit 10.10

March 15, 2010

MISCOR GROUP, LTD.	LMC TRANSPORT, LLC
1125 S. Walnut	2060 Lakeville Road
South Bend, Indiana 46619	Avon, New York 14414
Attention: Jay Lewis

Gentlemen:

MISCOR Group, Ltd., an Indiana corporation (“MISCOR”), Magnetech Industrial Services, Inc. (“MIS”), an Indiana corporation, HK Engine Components, LLC, an Indiana limited liability company (“HK”), and American Motive Power, Inc., a Nevada corporation (“AMP” and together with MISCOR, MIS and HK collectively, the “Borrowers”), and Wells Fargo Bank, National Association (the “Lender”), are parties to that certain Credit and Security Agreement dated as of January 14, 2008, as amended (the “Credit Agreement”).  Capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement.

The Borrowers have advised the Lender that they intend to sell the capital stock of AMP (the “AMP Sale”) in accordance with the terms of that certain AMP Stock Purchase Agreement dated March 8, 2010, between LMC Transport, LLC (“Purchaser”) and MISCOR (the “AMP SPA”).  In connection with the AMP Sale, the Borrowers have requested the Lender’s consent to such sale and a release of all of the Lender’s security interests in and other liens on or interests in (collectively, the “Liens”) the assets of AMP (the “Released Borrower”), as well as the capital stock of AMP and any and all rights pursuant to such stock (the “Specified Assets”).

Subject to the terms and conditions of this letter, the Lender hereby consents to the AMP Sale pursuant to the terms of the AMP SPA, and hereby agrees that, upon Lender’s receipt of a fully executed copy of the AMP SPA and evidence, satisfactory to the Lender, of Purchaser’s compliance with Article VII (Deliveries By Purchaser At Closing) of the AMP SPA (i) the Released Borrower shall be released from all further obligations to the Lender, (ii) the Lender shall release, terminate and satisfy its Liens in the Specified Assets, and execute and deliver to or at the direction of the Borrowers such releases, termination statements or directions to terminate as the Borrowers may reasonably request, which must be prepared and filed by the Borrowers at the Borrowers’ sole cost and expense, and (iii) the Lender shall file the UCC termination and amendment in the forms attached hereto at Exhibit A.  The Released Borrower hereby acknowledges that the Lender shall have no further commitments or other obligations to make any loans or other financial accommodations to or at the request of the Released Borrower or based upon the assets of the Released Borrower.

MISCOR Group, Ltd.
LMC Transport, LLC
March 15, 2010

Following the closing of the AMP Sale, all items for payment of Accounts due to the Released Borrower received in the Borrowers’ lockbox at the Lender (the “WFB Lockbox”) will be deposited daily, and upon receipt of collected funds, will (subject to the deduction of fees set forth below) be wire transferred to Purchaser in accordance with the following instructions:
Acct. # [omitted]
Routing # [omitted]

Name on acct:	American Motive Power, Inc.

Name of Bank:	Steuben Trust Company
Address:	11 Megan Drive
Geneseo, NY 14454-13347
Telephone:	585-243-0380
Contact:	Lynnea Fugle

at a cost to the Released Borrower of Twelve Dollars ($12.00) per wire, which shall be withheld by the Lender from such collected funds.  The Lender shall have no liability to the Released Borrower or Purchaser for any loss or damage that any of them may claim to have suffered or incurred on account of the foregoing services provided by the Lender unless caused by the Lender’s gross negligence or willful misconduct.

Neither this letter, nor any other communication between the Lender and the Borrowers, shall be deemed to be a waiver, modification, or release of any Default or Event of Default (as defined in the Credit Agreement) or consent to any violation of the terms of the Credit Agreement, in each case with respect to MISCOR, MIS and HK (the “Remaining Borrowers”).

The Remaining Borrowers hereby acknowledge and agree that the Remaining Borrowers remain liable for all Indebtedness, and that all liens and security interests of the Lender in the Remaining Borrowers’ assets shall remain in full force and effect.

Please acknowledge your agreement to the terms of this letter by executing a copy of the same where indicated below and returning it to the undersigned.  This letter may be executed in counterparts.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Daniel J. Manella
Vice President

MISCOR Group, Ltd.
LMC Transport, LLC
March 15, 2010

Acknowledged and Agreed to
this _____ day of March, 2010.

MISCOR GROUP, LTD., on behalf of itself and the other Remaining Borrowers

By:
Name:
Title:

LMC TRANSPORT, LLC

By:
Name:
Title:

Signature page to letter of Wells Fargo Bank, National Association to MISCOR Group, Ltd., and LMC Transport, LLC

MISCOR Group, Ltd.
LMC Transport, LLC
March 15, 2010

EXHIBIT A

See two (2) UCC-3 Statements attached hereto